UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 7, 2016

Differential Brands Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

1231 South Gerhart Avenue, Commerce, California	90022
(Address of Principal Executive Offices)	(Zip Code)

(323) 890-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2016, Differential Brands Group Inc. (“we,” “our,” “us,” or the “Company”) filed with the U.S. Securities Exchange Commission (the “SEC”) its definitive proxy statement for the Company’s 2016 annual meeting of stockholders held on November 7, 2016 (the “Annual Meeting”).   On November 7, 2016, at the Annual Meeting, the Company’s stockholders approved, among other things, the adoption of the Differential Brands Group Inc. 2016 Stock Incentive Compensation Plan (the “2016 Plan”), which the Board of Directors had adopted on October 5, 2016 subject to stockholder approval. Under the 2016 Plan, the Company may grant equity-based awards in the form of (i) nonqualified stock options, (ii) incentive stock options, (iii) stock appreciation rights, (iv) restricted stock, (v) restricted stock units,  (vi) performance compensation awards, (vii) other stock-based awards, (viii) dividend equivalents, and (ix) cash-based awards. The maximum number of shares of common stock issuable with respect to awards granted under the 2016 Plan is 3,529,109 (subject to adjustment in accordance with the provisions of the 2016 Plan).

The summary of the 2016 Plan is qualified in its entirety by reference to the complete copy of the 2016 Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On November 7, 2016, at the Annual Meeting, the Company’s stockholders approved, among other things, amendments to the Company’s existing Amended and Restated By-laws, as adopted as of July 6, 2015. As more fully described in the definitive proxy statement, these amendments were previously adopted by the Board of Directors on October 5, 2016 subject to stockholder approval.  These amendments permit any action required or permitted to be taken by stockholders at an annual or special meeting of stockholders to be effected by written consent in lieu of a meeting.

This summary of the amendments to the Amended and Restated By-laws is qualified in its entirety by reference to the complete copy of the Amended and Restated By-laws, as amended through November 7, 2016, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.  In addition, a copy of the Amended and Restated By-laws, as amended through November 7, 2016, marked to show changes (with deleted text shown in strikethrough and added text shown as doubleunderlined), is attached as Exhibit 3.2 hereto.

Item 5.07Submission of Matters to a Vote of Security Holders.

Results of Annual Meeting of Stockholders

On October 17, 2016, the Company filed with the SEC its definitive proxy statement for the Annual Meeting.

The Board of Directors fixed the close of business on October 5, 2016 as the record date for identifying those stockholders entitled to notice of, and to vote, at the Annual Meeting.  On October 18, 2016, the notice of Annual Meeting, definitive proxy statement and proxy card for the Annual Meeting were first mailed to stockholders along with the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2015.  On November 7, 2016, the Company conducted its Annual Meeting and all proposals were approved pursuant to the applicable voting standard for each proposal as described in the Company’s definitive proxy statement.

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On November 7, 2016, 9,467,861 shares were represented in person or by proxy at the Annual Meeting, which reflected approximately 72% of total shares outstanding.  The vote totals on the proposals were as follows:

1. Election of seven directors to serve on the Board of Directors until the 2017 annual meeting of stockholders or until their respective successors are elected and qualified.		For	Withheld	Broker Non-Votes

William Sweedler		3,691,447	102,266	5,674,148
Michael Buckley		3,771,377	22,336	5,674,148
Matthew Eby		3,691,447	102,266	5,674,148
Kelly Hoffman		3,781,220	12,493	5,674,148
Walter McLallen		3,781,346	12,367	5,674,148
Kent Savage		3,776,816	16,897	5,674,148
Andrew Tarshis		3,719,399	74,314	5,674,148

	For	Against	Abstain	Broker Non-Votes

2. Proposal to approve the adoption of the Differential Brands Group Inc. 2016 Stock Incentive Compensation Plan (the “2016 Plan”) and to approve the material terms of the performance goals of the 2016 Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.	3,713,899	75,958	3,856	5,674,148

	For	Against	Abstain	Broker Non-Votes

3. Proposal to approve the issuance of more than 19.99% of the Company’s outstanding common stock in accordance with the stockholder approval requirements of Listing Rule 5635(d) of The NASDAQ Stock Market LLC in one or more private placements.	3,662,117	128,140	3,456	5,674,148

	For	Against	Abstain	Broker Non-Votes

4. Proposal to approve amendments to the Company’s existing Amended and Restated Bylaws, as adopted as of July 6, 2015, to permit any action required or permitted to be taken by stockholders at an annual or special meeting of stockholders to be effected by written consent in lieu of a meeting.	3,652,718	137,541	3,454	5,674,148

	For	Against	Abstain

5. Proposal to ratify the appointment of CohnReznick LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016.	9,431,712	16,728	19,421

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Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

3.1Amended and Restated By-laws of Differential Brands Group Inc., Adopted as of July 6, 2015, As amended through November 7, 2016.

3.2Amended and Restated By-laws of Differential Brands Group Inc., Adopted as of July 6, 2015, As amended through November 7, 2016 (marked).

10.1Differential Brands Group Inc. 2016 Stock Incentive Compensation Plan.*

*Management contract or compensatory plan, contract or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIFFERENTIAL BRANDS GROUP INC.
Date: November 10, 2016	By:	/s/ Hamish Sandhu
Hamish Sandhu
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-laws of Differential Brands Group Inc., Adopted as of July 6, 2015, As amended through November 7, 2016.
3.2	Amended and Restated By-laws of Differential Brands Group Inc., Adopted as of July 6, 2015, As amended through November 7, 2016 (marked).
10.1	Differential Brands Group Inc. 2016 Stock Incentive Compensation Plan.*

*Management contract or compensatory plan, contract or arrangement.

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